Exhibit 23.1

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Appyea, Inc.:

We consent to the use of our report dated May 4, 2022, with respect to the consolidated financial statements of Appyea, Inc., included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Barzily & Co

Jerusalem, Israel

May 4th, 2022

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Barzily&Co.
Certified Public Accountants
ברזלי ושות', רואי חשבון

Jerusalem, 4 May 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 4, 2022, with respect to the consolidated financial statements of Appyea, Inc., included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Barzily & Co.
Certified Public Accountants
A Member of MSI Worldwide
[Jerusalem, Israel]

Jerusalem: Har Hotzvim, 19 Hartom st. 97775 Tel. 0732366200, Fax. 972-2-6231340
Tel-Aviv: Migdal Shalom, 9 Ahad Ha'am st. 65251 Tel. 972-3-5176383, Fax. 972-3-5176392
ירושלים: הר חוצבים, רח' הרטום 19, 97775 טל. 073-2366200, פקס. 02-6231340
תל אביב: מגדל שלום, רח' אחד העם 9, 65251 טל. 03-5176383, פקס. 03-5176392
www.barzily.co.il

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